SUNSET BRANDS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CERTIFICATE NUMBER: B-1                                                                           SHARES:                                   321,429

DESIGNATED SHARES: 800,000 SERIES B CONVERTIBLE PREFERRED STOCK,
PAR VALUE $0.001 PER SHARE

THIS CERTIFIES THAT:

IBF FUND LIQUIDATING LLC, a Delaware limited liability company

 IS THE RECORD HOLDER OF

THREE HUNDRED TWENTY ONE THOUSAND FOUR HUNDRED TWENTY NINE (321,429)

SHARES OF SUNSET BRANDS, INC. SERIES B CONVERTIBLE PREFERRED STOCK

transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney upon surrender of the Certificate properly endorsed.  This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Corporation's Articles of Incorporation, as amended, the Corporation's Bylaws, as amended, and the Certificate of Designation of the Series B Convertible Preferred Stock of Sunset Brands, Inc., to all of which the holder by acceptance assents.

Dated: ____________________

____________________________                                                                                                                       _________________________

                                , Secretary                                                                                                                        Todd Sanders, President & CEO

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common	UNIF GIFT MIN ACT - ................ Custodian .....................
TEN ENT - as tenants by the entireties	(Cust) (Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common

FOR VALUE RECEIVED, ________________________________ hereby sells, assigns and transfers unto Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________________ Attorney to transfer said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated: _____________________

In Presence of

_________________________________

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD, OR OFFERED FOR SALE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OR SAID LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE CERTIFICATE OF DESIGNATION OF THE SERIES B CONVERTIBLE PREFERRED STOCK OF SUNSET BRANDS, INC. DATED AS OF NOVEMBER 10, 2005, AS MAY BE AMENDED FROM TIME TO TIME, AND AN INVESTOR RIGHTS AGREEMENT, DATED AS OF NOVEMBER 10, 2005, BETWEEN SUNSET BRANDS, INC. AND CERTAIN HOLDERS OF ITS SERIES B CONVERTIBLE PREFERRED STOCK, AS MAY BE AMENDED FROM TIME TO TIME, INCLUDING CERTAIN RESTRICTIONS OF TRANSFER. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A STATEMENT OF POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.